Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949-863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Dan Peoples, 858-552-8146

Makinson Cowell (US)

NEWPORT CORPORATION PLANS TO DIVEST

ROBOTIC SYSTEMS OPERATIONS, UPDATES GUIDANCE

Irvine, California – April 6, 2005 – Newport Corporation (NASDAQ: NEWP) today announced its decision to divest its robotic systems operations, which are the largest part of its Advanced Packaging and Automation Systems (APAS) Division. Located in Richmond, California, the company’s robotic systems operations serve the front-end semiconductor equipment industry with major product lines including wafer-handling robots, load ports and equipment front-end modules.

Newport has retained an investment banking firm to sell the assets of the robotic systems operations, which include a number of issued and pending patents on state-of-the-art edge-gripping end effectors for wafer-handling robots. In accordance with generally accepted accounting principles (GAAP), the company’s historical and future financial results will now reflect these operations as discontinued operations, effective beginning in the first quarter of 2005. The company plans to consolidate the remaining operations of its APAS division into its other operating divisions.

“Following our acquisition of Spectra-Physics last July, we conducted a strategic review of all of our businesses,” said Robert G. Deuster, Newport’s chairman and chief executive officer. “The robotic systems operations represented less than 5% of Newport’s total net sales and less than 17% of Newport’s sales to the semiconductor capital equipment market in the second half of 2004. We have concluded that these operations are no longer core to our strategy of being the premier global resource for customers who need to make, manage or measure light and would be a better fit for a company with greater focus and scale in robotics.”

“The Richmond operations incurred an operating loss in 2004, and we anticipate that they will lose $2.5 million to $3.5 million in the first quarter of 2005 on approximately $3.0 million to $4.0 million in sales. While the aggressive actions we announced at the end of the fourth quarter to improve the financial performance of this unit are mitigating the operating losses, they will not eliminate them in the near term. Given our current strategic focus, we have decided to sell the robotic systems operations in order to improve our overall financial results and to allow us to serve the semiconductor equipment industry more profitably in the future with our core product lines, which include lasers, optics, optical subassemblies, precision motion control and vibration isolation systems.”

Separately, the company announced that in March 2005 it settled a dispute arising out of its acquisition of Micro Robotics Systems, Inc., which manufactures advanced packaging systems. As a result of this settlement, the company will record an extraordinary gain of approximately $3.0 million in the first quarter of 2005. Under the settlement agreement, certain shares and options that were held in escrow in connection with the acquisition will be returned to Newport and cancelled in settlement of Newport’s indemnification claims.

In its January 27th press release regarding its 2004 financial results, the company indicated that it expected net income per share in accordance with GAAP, including all acquisition, integration and other charges, to be in the range of $0.02 to $0.07 per share in the first quarter of 2005. As a result of the exclusion of the losses of the discontinued operations, first quarter income from continuing operations in accordance with GAAP is now expected to be in the range of $0.09 to $0.14 per share. Both the extraordinary gain of $3.0 million, or $0.07 per share, and the expected loss from discontinued operations of $2.5 million to $3.5 million, or ($0.05) to ($0.08) per share, are recorded below the income from continuing operations line on the income statement and approximately offset each other, resulting in expected GAAP net income per share being in the same range as the expected GAAP income per share from continuing operations. A reconciliation of the company’s previous first quarter guidance to its updated guidance is attached to this press release.

As a result of the classification of the robotic systems operations as discontinued operations, approximately $3.0 million to $4.0 million of net sales expected in the first quarter of

2005 will be removed from the company’s total net sales, and will instead be included in discontinued operations. As a result, the company now expects its total net sales from continuing operations for the first quarter of 2005 to be in the range of $96 million to $97 million.

Excluding orders from the discontinued operations, the company expects new orders received in the first quarter of 2005 from continuing operations to exceed $102 million.

The company also noted that it expects the classification of the robotic systems operations as discontinued operations to improve the company’s overall gross margin and reduce its operating expenses compared with the company’s prior guidance, as such items will no longer reflect the results of the robotic systems operations. Detailed financial results for the first quarter of 2005 and guidance for the second quarter of 2005 will be reported in a press release and conference call on April 28, 2005. Details regarding the release and conference call will be made available approximately one week before the reporting date.

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to the semiconductor, communications, electronics, research, and life and health sciences markets. The company provides components and integrated subsystems to manufacturers of semiconductor processing equipment, biomedical instrumentation and medical devices, advanced automated assembly and test systems to manufacturers of communications and electronics devices, and a broad array of high-precision systems, components and instruments to commercial, academic and government customers worldwide. Newport’s innovative solutions leverage its expertise in high-power semiconductor, solid-state and ultrafast lasers, photonics instrumentation, sub-micron positioning systems, vibration isolation and optical subsystems to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications. Newport is part of the Standard & Poor’s Midcap 400 Index and the Russell 2000 Index.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation the statements herein regarding the expected sales and operating loss of the company’s robotic systems operations, the company’s expected new orders, sales, income from continuing operations and net income per share for the first quarter of 2005, the expected improvement in other income statement items as a result of the reclassification of the robotic systems operations and the statements by Robert G. Deuster regarding the robotic systems operations. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. As discussed in Newport’s Annual Report on Form 10-K for the year ended January 1, 2005, assumptions relating to the foregoing involve judgments and risks with respect to, among other things, the ability of Newport to successfully integrate Spectra-Physics with Newport and the contributions of Spectra-Physics to Newport’s operating results; the ability of Newport’s management team to manage the combined operations of Newport and Spectra-Physics; the strength of business conditions in the semiconductor industry; Newport’s ability to successfully penetrate and increase sales to the semiconductor packaging and life and health sciences markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; potential product returns and/or defects; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products, particularly those targeting the company’s strategic markets, will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport. Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved. Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Newport Corporation

Reconciliation of First Quarter 2005 Guidance Provided January 27, 2005 to Current Expectations

The following table reconciles Newport’s guidance provided on January 27, 2005 to the updated current guidance. Such guidance is provided in accordance with GAAP.

	Q1 ’05 Guidance Provided 27-Jan-05	Current Q1 ’05 Expectations
Sales (millions)	$101 - $104	$96 - $97

Income per share from continuing operations	$0.02 - $0.07	$0.09 - $0.14
Extraordinary gain (per share)	N/A	$0.07
Loss per share from discontinued operations	N/A	$(0.05) - $(0.08)

Net income per share	$0.02 - $0.07	$0.09 - $0.14

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